                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 16, 2000.


                       INTERMAGNETICS GENERAL CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter.)

                         Commission File Number 1-11344

                     New York                                    14-1537454
          -------------------------------                      -------------
          (State or other jurisdiction of                     (I.R.S. Employer
           incorporation or organization)                    Identification No.)

           450 Old Niskayuna Road,
              Latham, New York                                     12110
     ----------------------------------------                   ----------
     (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (518) 782-1122
                                                           --------------

Item 2. Acquisition or Disposition of Assets.

         On October 16, 2000, Intermagnetics General Corporation ("Intermagnetics") and its wholly-owned subsidiary, InterCool Energy Corporation ("ICE"), disposed of substantially all of the assets of InterCool pursuant to a Bill of Sale dated October 16, 2000 and subject to an asset purchase agreement among Intermagnetics, InterCool, CFC Refimax, LLC ("CFC"), Stonehill Trading Ltd. ("Stonehill") and InterCool Distribution, LLC ("InterCool" and together with CFC and Stonehill, the "Purchasers").

          Under the agreements, the Purchasers purchased all assets (the "Assets") associated with manufacture, sale and distribution of ICE's proprietary replacement refrigerant, FRIGC-FR-12 (the "Product"). The purchase consideration was arrived at by arm's length negotiation and consisted of $1,811,547.90 in cash and a five-year royalty term during which Purchasers must pay to Intermagnetics a royalty of twenty-five cents ($0.25) per pound for sales of the Product by or to BOC Gases Australia, Ltd. in Australia, New Zealand, Singapore and Malaysia under license from the Purchasers. Prior to its acquisition of the Assets, Stonehill was a master distributor of the Product pursuant to a distribution agreement between Stonehill and ICE.

Item 7.  Financial Statements and Exhibits

         (b)      Pro forma financial information.

                       Intermagnetics General Corporation
                 Pro Forma Condensed Consolidated Balance Sheets
                                 August 27, 2000
                             (Dollars in Thousands)

The following unaudited Condensed Consolidated Balance Sheet as of August 27, 2000, gives effect to the sale of the assets of Intercool Energy Corporation
(ICE) by Intermagnetics General Corporation (IGC), which was consummated on October 16, 2000, as if the transaction had occurred on August 27, 2000. The Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the related Pro Forma Condensed Consolidated Statements of Operations and the notes to the Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein.

                                                                                               Note 2
                                                                                               Delete          Consolidated
                                                                                              Divested            Without
                                                                            Historical         Entity         Divested Entity
                                                                         ----------------  ---------------   ------------------
ASSETS                                                                     (unaudited)
CURRENT ASSETS
  Cash and cash equivalents                                                  $ 17,701        $ 1,811 (a)          $ 19,512
  Trade accounts receivable, less allowance                                                                              0
    (August 27, 2000 - $437; May 28, 2000 - $478)                              21,067                               21,067
  Costs and estimated earnings in excess of                                                                              0
    billings on uncompleted contracts                                           1,340                                1,340
  Inventories                                                                  20,362           (693)(b)            19,669
  Deferred income taxes                                                         6,187                                6,187
  Prepaid expenses and other                                                    1,616            (62)(c)             1,554
                                                                             --------        -------              --------
    TOTAL CURRENT ASSETS                                                       68,273          1,056                69,329

Property, plant and equipment, net                                             26,694            (41)(d)            26,653

INTANGIBLE AND OTHER ASSETS
  Available for sale securities                                                10,207                               10,207
  Other investments                                                             4,544                                4,544
  Excess of cost over net assets acquired, less accumulated                                                              0
    amortization (August 27, 2000- $4,203; May 28, 2000 - $3,866)              15,933                               15,933
  Other intangibles, less accumulated amortization                                                                       0
     (August 27, 2000- $1,087; May 28, 2000 -$663)                             10,760                               10,760
  Other assets                                                                  1,614             (5)(e)             1,609
                                                                             --------        -------              --------

                                                                             $138,025        $ 1,010              $139,035
                                                                             ========        =======              ========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                                          $  1,432                             $  1,432
  Accounts payable                                                              6,315                                6,315
  Salaries, wages and related items                                             2,489                                2,489
  Accrual for compensated absences                                                892                                  892
  Customer advances and deposits                                                2,054                                2,054
  Product warranty reserve                                                      2,095                                2,095
  Accrued income taxes                                                          2,644            391 (f)             3,035
  Other liabilities and accrued expenses                                        4,028             (3)(g)             4,025
                                                                             --------        -------              --------
    TOTAL CURRENT  LIABILITIES                                                 21,949            388                22,337

LONG-TERM DEBT, less current portion                                           16,279                               16,279
DEFERRED INCOME TAXES                                                           4,822                                4,822

SHAREHOLDERS' EQUITY
  Common Stock, par value $.10 per share:
    Authorized - 40,000,000 shares
    Issued and outstanding (including shares in treasury):
      August 27, 2000 - 15,208,775 shares;
      May 28, 2000 - 14,425,981 shares                                          1,521                                1,521
  Additional paid-in capital                                                  102,956                              102,956
  Notes receivable for executive stock purchases                               (1,666)                              (1,666)
  Accumulated earnings (deficit)                                               (3,732)           622 (h)            (3,110)
  Accumulated other comprehensive income (loss)                                 1,717                                1,717
                                                                             --------        -------              --------
                                                                              100,796            622               101,418
  Less cost of Common Stock in treasury
    August 27, 2000 - 661,282 shares;
    May 28, 2000 - 661,282 shares;                                             (5,821)                              (5,821)
                                                                             --------        -------              --------
                                                                               94,975            622                95,597
                                                                             --------        -------              --------


                                                                             $138,025         $1,010              $139,035
                                                                             ========         ======              ========

                               [RESTUBBED TABLE]


                                                                             Note 3

                                                                            Proforma            Proforma
                                                                           Adjustments        Consolidate
                                                                         ---------------    -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                                     $ 19,512
  Trade accounts receivable, less allowance                                                            0
    (August 27, 2000 - $437; May 28, 2000 - $478)                                                 21,067
  Costs and estimated earnings in excess of                                                            0
    billings on uncompleted contracts                                                              1,340
  Inventories                                                                                     19,669
  Deferred income taxes                                                                            6,187
  Prepaid expenses and other                                                                       1,554
                                                                         --------------         --------
    TOTAL CURRENT ASSETS                                                              0           69,329

Property, plant and equipment, net                                                                26,653

INTANGIBLE AND OTHER ASSETS
  Available for sale securities                                                                   10,207
  Other investments                                                                                4,544
  Excess of cost over net assets acquired, less accumulated                                            0
    amortization (August 27, 2000- $4,203; May 28, 2000 - $3,866)                                 15,933
  Other intangibles, less accumulated amortization                                                     0
     (August 27, 2000- $1,087; May 28, 2000 -$663)                                                10,760
  Other assets                                                                                     1,609
                                                                         --------------         --------

                                                                                     $0         $139,035
                                                                         ==============         ========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                                                             $  1,432
  Accounts payable                                                                                 6,315
  Salaries, wages and related items                                                                2,489
  Accrual for compensated absences                                                                   892
  Customer advances and deposits                                                                   2,054
  Product warranty reserve                                                                         2,095
  Accrued income taxes                                                                             3,035
  Other liabilities and accrued expenses                                                           4,025
                                                                         --------------         --------
    TOTAL CURRENT  LIABILITIES                                                        0           22,337

LONG-TERM DEBT, less current portion                                                              16,279
DEFERRED INCOME TAXES                                                                              4,822

SHAREHOLDERS' EQUITY
  Common Stock, par value $.10 per share:
    Authorized - 40,000,000 shares
    Issued and outstanding (including shares in treasury):
      August 27, 2000 - 15,208,775 shares;
      May 28, 2000 - 14,425,981 shares                                                             1,521
  Additional paid-in capital                                                                     102,956
  Notes receivable for executive stock purchases                                                  (1,666)
  Accumulated earnings (deficit)                                                                  (3,110)
  Accumulated other comprehensive income (loss)                                                    1,717
                                                                         --------------         --------
                                                                                      0          101,418
  Less cost of Common Stock in treasury
    August 27, 2000 - 661,282 shares;
    May 28, 2000 - 661,282 shares;                                                                (5,821)
                                                                         --------------         --------
                                                                                      0           95,597
                                                                         --------------         --------


                                                                                     $0         $139,035
                                                                         ==============         ========

                       Intermagnetics General Corporation
            Pro Froma Condensed Consolidated Statement of Operations
                       Three Months Ended August 27, 2000
           (Dollars in Thousands, Except Share and Per Share Amounts)

The following Condensed Consolidated Statement of Operations for the three months ended August 27, 2000, gives effect to the sale of certain assets of Intercool Energy Corporation (ICE) by Intermagnetics General Corporation (IGC), which was consummated on October 16, 2000, as if the transaction occurred at the beginning of the fiscal year. The Pro Forma Condensed Consolidated Statement of Operation should be read in conjunction with the related Pro Forma Condensed Consolidated Balance Sheet and the notes to the Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein.

                                                                       Note 2 (i)                         Note 3
                                                                        Delete        Consolidated
                                                                      Divested          Without          Proforma         Proforma
                                                     Historical         Entity      Divested Entity    Adjustments      Consolidated
                                                  --------------    -----------   ------------------   ------------    -------------
Net sales                                               $31,711           $922          $30,789                             $30,789

Cost of products sold                                    18,906           (826)          18,080                              18,080
Inventory written off in restructuring
 (Recovery)                                                 (38)                            (38)                                (38)
                                                  --------------    -----------   --------------       ------------    ------------
                                                         18,868           (826)          18,042                   0          18,042
                                                  --------------    -----------   --------------       ------------    ------------

Gross margin                                             12,843             96           12,747                   0          12,747
Product research and development                          1,562             (3)           1,559                               1,559
Marketing, general and administrative                     6,053            (85)           5,968                               5,968
Amortization of intangible assets                           761                             761                                 761
                                                  --------------    -----------   --------------       ------------    ------------
                                                          8,376            (88)           8,288                   0           8,288
                                                  --------------    -----------   --------------       ------------    ------------

Operating income                                          4,467              8            4,459                   0          4,459
Interest and other income                                   261                             261                                261
Interest and other expense                                 (776)                           (776)                              (776)
Write off of investment of unconsolidated
 affiliate                                                                                    0                                  0
Equity in net loss of unconsolidated
 affiliates                                                                                   0                                  0
                                                  --------------    -----------   --------------       ------------    -----------
  Income  before income taxes                             3,952              8            3,944                   0          3,944
Provision for income taxes                                1,525              3            1,522                   0          1,522
                                                  --------------    -----------   --------------       ------------    -----------

NET INCOME                                             $  2,427        $     5          $ 2,422                 $ 0        $ 2,422
                                                  ==============    ===========   ==============       ============    ===========

Earnings per Common Share:
  Basic                                                   $0.17                                                             $ 0.17
                                                  ==============                                                       ===========
  Diluted                                                 $0.16                                                             $ 0.16
                                                  ==============                                                       ===========

Shares:
  Basic                                              14,170,704                                                         14,170,704
  Diluted                                            15,293,285                                                         15,293,285

                       Intermagnetics General Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                             Year Ended May 28, 2000
           (Dollars in Thousands, Except Share and Per Share Amounts)

The following Condensed Consolidated Statement of Operations for the year ended May 28, 2000, gives effect to the sale of certain assets of Intercool Energy Corporation (ICE) by Intermagnetics General Corporation (IGC), which was consummated on October 16, 2000 as if the transaction occurred at the beginning of the fiscal year. The Pro Forma Condensed Consolidated Statement of Operation should be read in conjunction with the related Pro Forma Condensed Consolidated Balance Sheet and the notes to the Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein.

                                                                        Note 2 (i)                           Note 3
                                                                        Delete           Consolidated
                                                                       Divested            Without          Proforma      Proforma
                                                     Historical         Entity          Divested Entity    Adjustments  Consolidated
                                                  --------------    ------------   --------------------    -----------  ------------

Net sales                                              $112,772          $5,030         $107,742                          $107,742
Cost of products sold                                    70,616          (4,574)          66,042                            66,042
Inventory written off in restructuring
 (Recovery)                                               1,390          (1,770)            (380)                             (380)
                                                  --------------    ------------   --------------          ----------     ----------
                                                         72,006          (6,344)          65,662                    0       65,662
                                                  --------------    ------------   --------------          ----------     ----------

Gross margin                                             40,766          (1,314)          42,080                    0       42,080

Product research and development                          6,271            (109)           6,162                             6,162
Marketing, general and administrative                    23,107          (2,072)          21,035                            21,035
Amortization of intangible assets                         2,011                            2,011                             2,011
Restructuring Charges                                        80            (230)            (150)                             (150)
                                                  --------------    ------------   --------------          ----------    -----------
                                                         31,469          (2,411)          29,058                    0       29,058
                                                  --------------    ------------   --------------          ----------    -----------

Operating income (Loss)                                   9,297          (3,725)          13,022                    0       13,022
Interest and other income                                 1,790                            1,790                             1,790
Interest and other expense                               (1,965)                          (1,965)                           (1,965)
Write off of investment of unconsolidated
 affiliate                                                                                     0                                 0
Recovery of investment in unconsolidated
 affiliate                                                1,620                            1,620                             1,620
Equity in net loss of unconsolidated
 affiliate                                                 (236)                            (236)                            (236)
                                                  --------------    ------------   --------------          ----------    -----------
  Income (Loss) before income taxes                      10,506          (3,725)          14,231                    0       14,231
Provision for income taxes (benefit)                      4,054          (1,438)           5,492                    0        5,492
                                                  --------------    ------------   --------------          ----------    -----------

NET INCOME (Loss)                                      $  6,452         $(2,287)         $ 8,739                  $ 0      $ 8,739
                                                  ==============    ============   ==============          ==========    ===========

Earnings per Common Share:
  Basic                                                   $0.49                                                             $ 0.67
                                                  ==============                                                        ============
  Diluted                                                 $0.46                                                             $ 0.62
                                                  ==============                                                        ============

Shares:
  Basic                                              13,115,785                                                         13,115,785
  Diluted                                            14,088,218                                                         14,088,218

NOTE 1

On October 16, 2000 the company sold certain assets of Intercool Energy Corporation (ICE). In return for these assets, mainly inventory and intellectual property, the Company received $1.8 million in cash.

NOTE 2

In connection with the Pro Forma Condensed Consolidated Balance Sheet for the period of August 27, 2000 the Company has reflected the divesting of ICE. In connection with the Pro Forma Condensed Consolidated Statements of Operations for the three months ended August 27, 2000 and twelve months ended May 28, 2000 the Company has removed the activity related to ICE.

(a) Consideration received for assets sold.
(b) Inventory sold in transaction, net of reserves.
(c) Prepaid expenses related to patents pending.
(d) Equipment disposed of as a result of the transaction, net of accumulated depreciation.
(e) Patents sold in transaction, net of amortization.
(f) Income tax accrual required as a result of the gain on the transaction.
(g) Adjustment of accruals no longer required as a result of exiting the business.
(h) Net income as a result of the gain on the transaction.
(i) Delete operations of divested entity.

NOTE 3

No Pro Forma adjustments are required.

         Item 7.  (c)      Exhibits.

                  The following Exhibits are filed with this Form 8-K/A.


         ---------------------- ------------------------------------------------
         Exhibit No.            Description

         ---------------------- ------------------------------------------------
         2.1 Bills of Sale, Side Letter Agreement, Assignment of Trademarks, Assignment of Patents, Covenant not to Compete dated October 16, 2000; Letter Agreement dated May 31, 2000
         ---------------------- ------------------------------------------------

                                   SIGNATURES

                  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            INTERMAGNETICS GENERAL CORPORATION

Date: October 31, 2000              By:     /s/Glenn H. Epstein
                                       -----------------------------------------
                                           Glenn H. Epstein
                                           President and Chief Executive Officer

                                  BILL OF SALE


         INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("Intermagnetics"), and INTERCOOL ENERGY CORPORATION, a Delaware corporation ("InterCool" and, together with Intermagnetics, "Sellers"), for good and valuable consideration as described in that certain letter agreement made and entered into as of May 31, 2000 (the "Agreement"), by and among Sellers, InterCool Distribution, LLC, a Georgia limited liability company, CFC Refimax, LLC, a Georgia limited liability company ("Purchaser"), and Stonehill Trading LTD., Inc., a Florida corporation, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grant sell, assign, transfer, convey and deliver to Purchaser, its successors and assigns, free and clear of all Encumbrances (as defined in Section 1 of the Agreement) except for the License (as defined in Section 4 of the Agreement), all rights, title and interests in and to the Assets set forth in Schedule A hereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

         Purchaser is responsible for all costs and arrangements associated with storing, dismantling (including labor and material), loading, transporting or removing the Assets from the respective sites in which such Assets are located, as set forth in Schedule A.

         Sellers shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Purchaser in order to more effectively bargain, sell, assign, transfer, convey to and vest in Purchaser all rights, title and interests to the Assets as specified herein.

         This Bill of Sale is made pursuant to and incorporates the terms and conditions set forth in the Agreement. If there is any conflict as to the terms of this Bill of Sale and the Agreement, the terms of the Agreement shall prevail.



                        [Signatures appear on next page]

         IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed this 13th day of October, 2000.

                                                INTERMAGNETICS GENERAL
                                                CORPORATION


                                                By: /s/ Michael C. Zeigler
                                                    Michael C. Zeigler
                                                    Chief Financial Officer


                                                INTERCOOL ENERGY CORPORATION


                                                By: /s/ Michael C. Zeigler
                                                    Michael C. Zeigler
                                                    Treasurer

                                   SCHEDULE A
                                   ----------

                                     ASSETS

LOCATION                                   TYPE & QUANTITY


National Refrigerants, Inc.                R416A Blended Bulk         271,911 lb
661 Kenyon Avenue                          R124 Bulk                   43,605 lb
Rosenhayn, New Jersey 08352                R600 Bulk                      760 lb

                                  BILL OF SALE


         INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("Intermagnetics"), and INTERCOOL ENERGY CORPORATION, a Delaware corporation ("InterCool" and, together with Intermagnetics, "Sellers"), for good and valuable consideration as described in that certain letter agreement made and entered into as of May 31, 2000 (the "Agreement"), by and among Sellers, InterCool Distribution, LLC, a Georgia limited liability company, CFC Refimax, LLC, a Georgia limited liability company, and STONEHILL TRADING LTD., INC., a Florida corporation ("Purchaser"), the receipt and sufficiency of which consideration is hereby acknowledged, hereby grant sell, assign, transfer, convey and deliver to Purchaser, its successors and assigns, free and clear of all Encumbrances (as defined in Section 1 of the Agreement) except for the License (as defined in Section 4 of the Agreement), all rights, title and interests in and to the Assets set forth in Schedule A hereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

         Purchaser is responsible for all costs and arrangements associated with storing, dismantling (including labor and material), loading, transporting or removing the Assets from the respective sites in which such Assets are located, as set forth in Schedule A.

         Sellers shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Purchaser in order to more effectively bargain, sell, assign, transfer, convey to and vest in Purchaser all rights, title and interests to the Assets as specified herein.

         This Bill of Sale is made pursuant to and incorporates the terms and conditions set forth in the Agreement. If there is any conflict as to the terms of this Bill of Sale and the Agreement, the terms of the Agreement shall prevail.



                        [Signatures appear on next page]

         IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed this 13th day of October, 2000.

                                                  INTERMAGNETICS GENERAL
                                                  CORPORATION


                                                  By: /s/ Michael C. Zeigler
                                                      Michael C. Zeigler
                                                      Chief Financial Officer


                                                  INTERCOOL ENERGY CORPORATION


                                                  By: /s/ Michael C. Zeigler
                                                      Michael C. Zeigler
                                                      Treasurer

                                   SCHEDULE A
                                   ----------

                                     ASSETS

LOCATION                              TYPE & QUANTITY


Agway Systems, Inc.                   30 lb Mobile Cylinders           3,030 cyl
12959 Ronaldson Road                  30 lb HVAC Cylinders             1,010 cyl
Baton Rouge, Louisiana 70807

National Refrigerants, Inc.           12 oz R416A Cans              127,608 cans
661 Kenyon Avenue                     125 lb R416A Cylinders               6 cyl
Rosenhayn, New Jersey 08352

Stonehill Trading LTD., Inc.          30 lb Mobile Cylinders           1,520 cyl
300 N. Swall Drive Suite #105         30 lb HVAC Cylinders                40 cyl
Beverly Hills, California 90211       12 oz R416A Cans               40,200 cans
(locations controlled by Stonehill)

                                  BILL OF SALE


         INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("Intermagnetics"), and INTERCOOL ENERGY CORPORATION, a Delaware corporation ("InterCool" and, together with Intermagnetics, "Sellers"), for good and valuable consideration as described in that certain letter agreement made and entered into as of May 31, 2000 (the "Agreement"), by and among Sellers, INTERCOOL DISTRIBUTION, LLC, a Georgia limited liability company ("Purchaser"), CFC Refimax, LLC, a Georgia limited liability company, and Stonehill Trading LTD., Inc., a Florida corporation, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grant sell, assign, transfer, convey and deliver to Purchaser, its successors and assigns, free and clear of all Encumbrances (as defined in Section 1 of the Agreement) except for the License (as defined in Section 4 of the Agreement), all rights, title and interests in and to the Assets set forth in Schedule A hereto. With respect to any trademarks included among the Assets, Sellers also assign, transfer, convey and deliver to Purchaser, its successors and assigns, that part of the goodwill of the business connected with the use of and symbolized by each of such trademarks. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

         Purchaser is responsible for all costs and arrangements associated with storing, dismantling (including labor and material), loading, transporting or removing the Assets from the respective sites in which such Assets are located, as set forth in Schedule A.

         Sellers shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Purchaser in order to more effectively bargain, sell, assign, transfer, convey to and vest in Purchaser all rights, title and interests to the Assets as specified herein.

         This Bill of Sale is made pursuant to and incorporates the terms and conditions set forth in the Agreement. If there is any conflict as to the terms of this Bill of Sale and the Agreement, the terms of the Agreement shall prevail.



                        [Signatures appear on next page]

         IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed this 13th day of October, 2000.

                                                 INTERMAGNETICS GENERAL
                                                 CORPORATION


                                                 By: /s/ Michael C. Zeigler
                                                     Michael C. Zeigler
                                                     Chief Financial Officer


                                                 INTERCOOL ENERGY CORPORATION


                                                 By: /s/ Michael C. Zeigler
                                                     Michael C. Zeigler
                                                     Treasurer

                                   SCHEDULE A
                                   ----------

                                     ASSETS

LOCATION                        TYPE & QUANTITY


InterCool Energy Corporation    Promotional Literature                   3 boxes
450 Old Niskayuna Road          User Manuals                                  10
Latham, New York 12110          Installation Instructions       disk + hard copy
                                Thermodynamic Tables                      1 each
                                Pressure Temperature Chart                 1 box
                                MSDS                            disk + hard copy
                                Correspondence Files                    16 boxes
                                OI Books and Shipment Logs               2 boxes
                                Production Purchasing Logs                 1 box
                                Distributor Agreements                     1 box
                                Customer List                   disk + hard copy
                                Fittings                                24 boxes

U.S. Patent No. 5,425,890 and U.S. Patent No. 5,622,644 and all related foreign filings and applications.

FRIGC, FR-12 and R416A Trademarks and Tradenames

FRIGC website URL www.frigc.com
                  -------------

Underwriters Laboratories (UL) file transfer (attached)

ASHRAE file transfer (attached)

Environmental Protection Agency (EPA) file transfer (attached)

October 5, 2000


Ms. Jacqueline E. Alpert                    Sent Via Fax:   847-509-6306
Underwriters Laboratories, Inc.
333 Pfingsten Road
Northbrook, IL 60062-2096

Re:  Ownership Transfer of UL File No. MH25671

Dear Ms. Alpert

Further to our conversation today, this letter will serve as notification that InterCool Energy Corporation desires to transfer all rights and ownership of UL File MH25671. The new owner will be InterCool Distribution, LLC., 1935-G Delk Industrial Boulevard, S.E., Marietta, GA 30067. Effective date for this transfer shall be the close of business Friday, October 13, 2000. I have requested the new owners to contact you regarding this transaction.

You indicated there was certain "paperwork" required that could be completed by Fax correspondence. Please contact me directly at 518-782-1122 ext. 3162 and by Fax at 518-782-7749.

Best regards,



David M. Lapychak
Vice President & General Manager
InterCool Energy Corporation



Cc: Doug Romine, InterCool Distribution

October 13, 2000


Ms. Claire B. Ramspeck
ASHRAE
1791 Tullie Circle, N.E.
Atlanta, GA 30329

Re:  ASHRAE R416A (FRIGC FR-12) Blend Refrigerant

Dear Ms. Ramspeck:

This correspondence is to notify ASHRAE that effective with the close of business Friday, October 13, 2000 InterCool Energy Corporation, a subsidiary of Intermagnetics General Corporation, will no longer be the owner and producer of the Blend Refrigerant R416A, Trade Name FRIGC FR-12.

The new owner and producer will be InterCool Distribution, LLC, 1935-G Delk Industrial Boulevard, S.E., Marietta, GA 30067. I have requested the new owners to contact you to acknowledge and confirm this notification.

Should you require additional information, please contact me directly at 518-782-1122 ext. 3162, by Fax at 518-782-7749 or email at dlapychak@igc.com.

Sincerely,



David M. Lapychak
Vice President & General Manager
InterCool Energy Corporation



Cc:      Doug Romine, InterCool Distribution
         Kathy Sheehan, Intermagnetics General

October 13, 2000


Ms. Anhar Karimjee
US EPA Stratospheric Protection Division
ARIEL ROIS
1200 Pennsylvania Avenue NW
Washington, DC 20460

Re:  FRIGC FR-12 (R416A) Blend Refrigerant

Dear Ms. Anhar:

This correspondence is to notify the EPA that effective with the close of business Friday, October 13, 2000 InterCool Energy Corporation, a subsidiary of Intermagnetics General, Corporation will no longer be the owner and producer of the Alternative Blend Refrigerant known as FRIGC FR-12 (R416A).

The new owner and producer will be InterCool Distribution, LLC, 1935-G Delk Industrial Boulevard, S.E., Marietta, GA 30067. I have requested the new owners to contact you to acknowledge and confirm this notification.

Should you require additional information, please contact me directly at 518-782-1122 ext. 3162, by Fax at 518-782-7749 or email at dlapychak@igc.com.

Sincerely,



David M. Lapychak
Vice President & General Manager
InterCool Energy Corporation



Cc:      Doug Romine, InterCool Distribution
         Kathy Sheehan, Intermagnetics General

                                October 13, 2000

Intermagnetics General Corporation
P.O. Box 461
Latham, New York  12110-0461

InterCool Energy Corporation
P.O. Box 461
Latham, New York  12110-0461

              Re:      Sale of Assets Related to InterCool FR12 Product
                       ------------------------------------------------
Dear Madams and Sirs:

                  This letter agreement is delivered in connection with that certain letter agreement dated as of May 31, 2000 (the "Agreement"), by and among Intermagnetics General Corporation ("IGC"), InterCool Energy Corporation ("InterCool"; and, together with IGC, "Sellers"), InterCool Distribution, LLC ("InterCool Distribution"), CFC Refimax, LLC ("CFC") and Stonehill Trading LTD., Inc. ("Stonehill"; and, together with InterCool Distribution and CFC, "Purchasers"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

                  The parties hereto acknowledge and agree as follows:

                  1. The Purchase Price for the Assets is $1,811,547.90.

                  2. The entire Purchase Price shall be allocated to those Assets that are Product inventory (the "Inventory").

                  3. Notwithstanding the provisions of Section 1 of the Agreement, certain of the Inventory shall be purchased by CFC, the remaining Inventory shall be purchased by Stonehill, and all other Assets shall be purchased by InterCool Distribution, all in accordance with the bills of sale to be executed at the Closing.

                  4. Purchasers shall be responsible for Inventory storage costs as of the Closing Date. Purchasers acknowledge and agree that they were given the opportunity to inspect the Inventory (except for the Inventory located at National Refrigerants, Inc.) and to conduct such due diligence as they deemed necessary in connection with the purchase of the Business. Notwithstanding the foregoing, any examination, inspection or audit of the Inventory conducted by Purchasers shall in no way limit, affect or impair the ability of Purchasers to rely upon the representations, warranties, covenants and obligations of Sellers set forth in the Agreement.

                  5. Purchasers shall be liable for all taxes, levies, assessments and the like arising out of, or in any way connected with, any sale, dismantling, loading, transportation, removal, possession or use of any of the Assets from and after the Closing Date.

                  6. Each of Sellers covenants and agrees that it shall provide assistance from time to time as requested by Purchaser with respect to the transfer of any patents and/or trademarks registered in a foreign country (including any applications therefore) and included among the Assets. Any such transfer or registration shall be at the sole expense of Purchaser.

                  If the terms of this letter are acceptable, please indicate your acceptance by signing in the space provided below. Thank you for your consideration of this letter.

                                              Very truly yours,

                                              /s/ K. Douglas Romine

                                              InterCool Distribution, LLC
                                              By:  K. Douglas Romine, Manager

                                              /s/ K. Douglas Romine

                                              CFC Refimax, LLC
                                              By:  K. Douglas Romine, Manager

                                              /s/ Lewis M. Steinberg

                                              Stonehill Trading LTD., Inc.
                                              By:  Lewis M. Steinberg, President

AGREED TO AND ACCEPTED this 13th day of October, 2000.

INTERMAGNETICS GENERAL CORPORATION


By:  /s/ Michael C. Zeigler

Printed Name:  Michael C. Zeigler

Title:  Chief Financial Officer


INTERCOOL ENERGY CORPORATION


By:  /s/ Michael C. Zeigler

Printed Name:  Michael C. Zeigler

Title:  Treasurer

                            ASSIGNMENT OF TRADEMARKS

         WHEREAS, InterCool Energy Corporation, a Delaware corporation ("ASSIGNOR"), adopted, used, is using and is the owner of the entire right, title and interest in and to certain trademarks and trade names (the "Marks") and registrations and pending applications therefor identified and listed on Schedule A hereto (the "Applications"; and, together with the Marks, the "Scheduled Marks"), and the priority rights associated therewith;

         WHEREAS, the ASSIGNOR desires to transfer, assign, convey, deliver, set over and vest all right, title and interest in the Scheduled Marks for the United States unto and in InterCool Distribution, LLC, a Georgia limited liability company ("ASSIGNEE");

         WHEREAS, ASSIGNEE desires to receive from ASSIGNOR all of said right, title and interests in the Scheduled Marks; and

         WHEREAS, ASSIGNEE has purchased the business of ASSIGNOR, or the portion thereof, to which the Scheduled Marks pertain, and that business is existing and ongoing;

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, ASSIGNOR does hereby assign, convey, transfer, deliver, set over and vest to and in ASSIGNEE, its successors and assigns, absolutely and forever, its entire right, title and interest, whether statutory or common law, in and to the Scheduled Marks within the United States, and all the rights and privileges relating thereto, including but not limited to priority rights arising from any Applications, the right to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise in respect of past, present and future infringement and dilution, together with that part of the goodwill of the business connected with the use of and symbolized by each of the Scheduled Marks.

         ASSIGNOR agrees, at ASSIGNEE'S expense, to execute such further papers and do such other acts as may be reasonably necessary to obtain, renew, issue or enforce the Scheduled Marks, including, but not limited to, any acts which may be necessary for claiming said priority rights, for securing and maintaining the Scheduled Marks and for vesting title in each of the Scheduled Marks in said ASSIGNEE, its successors, assigns and legal representatives.

         IN WITNESS WHEREOF, InterCool Energy Corporation has caused this Trademark Assignment to be executed and delivered this 13th day of October, 2000.

                                            INTERCOOL ENERGY CORPORATION


                                    By:     /s/ Michael C. Zeigler
                                            Michael C. Zeigler
                                            Treasurer


         IN WITNESS WHEREOF, InterCool Distribution, LLC accepts this Trademark Assignment executed and delivered as of this 13th day of October, 2000.


                                  INTERCOOL DISTRIBUTION, LLC


                                    By:     /s/ K. Douglas Romine
                                            ---------------------
                                            Name:  K. Douglas Romine
                                            Title:  Operating Manager

                              ASSIGNMENT OF PATENTS

         WHEREAS, InterCool Energy Corporation, a Delaware corporation ("ASSIGNOR"), is the owner of the entire right, title and interest in and to the United States Patents (the "Patents") and pending United States patent applications identified and listed on Schedule A hereto (the "Applications"; and, together with the Patents, the "Scheduled Patents"), and the priority rights associated therewith;

         WHEREAS, ASSIGNOR desires to transfer, assign, convey, deliver, set over and vest all right, title and interest in the Scheduled Patents for the United States unto and in InterCool Distribution, LLC, a Georgia limited liability company ("ASSIGNEE"); and

         WHEREAS, ASSIGNEE desires to receive from ASSIGNOR all of said right, title and interests in the Scheduled Patents;

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, ASSIGNOR does hereby assign, convey, transfer, deliver, set over and vest to and in ASSIGNEE, its successors and assigns, absolutely and forever, but subject to Section 4 of that certain letter agreement dated as of May 31, 2000, by and among ASSIGNOR, ASSIGNEE and certain other parties, its entire right, title and interest in and to the Scheduled Patents within the United States, together with any and all reissues, renewals, continuations, divisionals or extensions thereof that may be issued or granted, and all right, title and interest to the inventions covered by the Scheduled Patents, and all rights and privileges relating thereto, including but not limited to the priority rights arising from any Applications, the right to recover and take all such proceedings as may be necessary for the recovery of damages or otherwise in respect of any infringement that occurs after the date of this assignment, and the right to apply for, take and maintain patents on said inventions in the United States.

         ASSIGNOR agrees, at ASSIGNEE'S expense, to execute such further papers and do such other acts as may be reasonably necessary to obtain, renew, issue or enforce all of the Scheduled Patents, including, but not limited to, any acts which may be necessary for claiming said priority rights, for securing and maintaining the Scheduled Patents and for vesting title thereto in said ASSIGNEE, its successors, assigns and legal representatives.

         IN WITNESS WHEREOF, InterCool Energy Corporation has caused this Patent Assignment to be executed and delivered this 13th day of October, 2000.

                                            INTERCOOL ENERGY CORPORATION


                                    By:     /s/ Michael C. Zeigler
                                            Michael C. Zeigler
                                            Treasurer


         IN WITNESS WHEREOF, InterCool Distribution, LLC accepts this Patent Assignment executed and delivered as of this 13th day of October, 2000.


                                   INTERCOOL DISTRIBUTION, LLC


                                    By:     /s/ K. Douglas Romine
                                            Name:  K. Douglas Romine
                                            Title:  Operating Manager

                             COVENANT NOT TO COMPETE

         THIS COVENANT NOT TO COMPETE (this "Agreement"), is made and entered into this 13th day of October, 2000, by and between Intermagnetics General Corporation, a New York corporation ("Intermagnetics"), on behalf of itself and all of its subsidiaries listed in Attachment A hereto (the "Subsidiaries"; and, together with Intermagnetics, "IGC"), and InterCool Distribution, LLC, a Georgia limited liability company (the "LLC").

                              W I T N E S S E T H:

         WHEREAS, IGC is a party to that certain letter agreement (the "Acquisition Agreement") dated May 31, 2000, by and among IGC, InterCool Energy Corporation, a Delaware corporation ("Intercool"; and, together with IGC, the "Sellers"), the LLC, CFC Refimax, LLC, a Georgia limited liability company ("CFC"), and Stonehill Trading Ltd., Inc., a Florida corporation ("Stonehill"; and, together with the LLC and CFC, the "Purchasers"), pursuant to which the Sellers are selling to the Purchasers certain of the Sellers' assets related to the production, sale and distribution of that product known as "FR-12", "Frigc" and/or "R416A", which is a replacement refrigerant for use in air conditioning and refrigeration systems designed to use the refrigerant R-12 (the "Product"; and the manufacture, distribution and sale of the Product being referred to hereinafter as the "Business");

         WHEREAS, the LLC will thereafter conduct the Business in the same manner as the Business was conducted by the Sellers prior to the acquisition, and IGC has intimate knowledge of the Business, which, if exploited by the Sellers in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the LLC to continue the Business previously conducted by the Sellers; and

         WHEREAS, to induce the Purchasers to enter into the Acquisition Agreement, IGC has agreed to execute this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby specifically agreed to and acknowledged, IGC and the LLC, intending to be legally bound, agree as follows:

         1.       Noncompetition.
                  --------------

                  1.1 IGC covenants and agrees that, for a period of five (5) years from the date of this Agreement, IGC will not, within the territories listed on Exhibit A attached hereto, directly or indirectly, compete with the LLC by carrying on a business which is substantially similar to the Business. For purposes of this Agreement, a business is "substantially similar to the Business" if such business manufactures, distributes or sells either the Product or any product that can reasonably be substituted or interchanged with the Product's use as a replacement for the CFC refrigerant "R-12". IGC represents and warrants to the LLC that the Sellers have been carrying on the Business throughout the entire aforesaid territory.

                  1.2 IGC hereby acknowledges that the acquisition of the Business pursuant to the Acquisition Agreement is good and valuable consideration received by IGC for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the sale of the Business.

                  1.3 Notwithstanding the above, nothing in Section 1.1 shall be construed to prohibit IGC from acquiring the business or assets of any entity partially engaged in a business that is substantially similar to the Business, so long as (i) such activity does not exceed five percent (5%) of the net revenues of such entity, and (ii) IGC shall either (A) terminate conduct of the business of the acquired entity that is substantially similar to the Business as soon as practicable after such acquisition; (B) utilize any Product produced by such acquired business solely for IGC's internal use and not for re-sale to third parties; or
         (C) offer to sell to the LLC that portion of such acquired business that is substantially similar to the Business (a "Competitive Business") in accordance with the terms of Section 1.4 hereof.

                  1.4 In the event that IGC acquires the business or assets of an entity partially engaged in a Competitive Business (which acquisition must, in any event, comply with the other requirements of
         Section 1.3 hereof), then, and in each such case, IGC shall, no later than ten (10) business days after the closing of such acquisition, provide written notice to the LLC of such acquisition (the "Offer Notice"), which notice shall (i) describe in reasonable detail the Competitive Business and (ii) shall contain IGC's offer to sell to the LLC the Competitive Business for the Fair Market Value (as defined) thereof. For purposes of this Agreement, "Fair Market Value" shall mean the value of the Competitive Business as determined by the parties through negotiation in good faith; provided, however, that if the parties are unable to agree upon the Fair Market Value of the Competitive Business within thirty (30) days after delivery of the Offer Notice, then the Fair Market Value of the Competitive Business shall be determined by an independent third-party appraiser selected by mutual agreement of the parties or, failing agreement by the parties on such selection, selected by the office of the American Arbitration Association located in New York, New York, which appraiser must, in any event, be knowledgeable with respect to the refrigerant industry. In determining the Fair Market Value, the appraiser shall take into account the assets of the Competitive Business and those liabilities of the Competitive Business that are disclosed in writing by IGC to the appraiser and the LLC. The LLC shall have ninety (90) days from the date of determination of the Fair Market Value of the Competitive Business to notify ICG whether it desires to purchase the Competitive Business, in order that the LLC may complete its due diligence regarding, and obtain financing for, such acquisition. The closing of the acquisition of all of the assets and assumption of all of the liabilities of the Competitive Business that are disclosed in writing to the LLC shall occur within five (5) business days after the end of such ninety (90)-day period at the offices of the LLC. At such closing,
         (i) IGC shall deliver to the LLC such good and sufficient bills of sale, assignment, deeds and other good and sufficient instruments of sale, conveyance, transfer and assignment as the LLC may reasonably deem appropriate in order to effectively vest in the LLC good and marketable title to all of the assets of the Competitive Business and
         (ii) the LLC shall deliver to IGC the Fair Market Value by certified check or wire transfer.

         2. Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) managing, supervising, or otherwise participating in a management or sales or service capacity in any enterprise substantially similar to the Business, (ii) calling on, soliciting, taking away, accepting as a customer with respect to sale of the Product (or any reasonable substitute for the Product) or attempting to call on, solicit, take away or accept as a customer with respect to sale of the Product (or any reasonable substitute for the Product) any individual, partnership, corporation, limited liability company or association that is or was a customer of the Business during the twelve calendar month period immediately prior to the date hereof, (iii) for the period of this Agreement, entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, limited liability company or association.

         3. Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean
(i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than a one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective broker or customer of the Business as of the effective date of this Agreement.

         4. Equitable Relief. IGC acknowledges that IGC's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, that a breach by IGC of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law and that a breach of any of the provisions contained in this Agreement will cause the LLC irreparable injury and damage. IGC further acknowledges that IGC possesses unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to the LLC. By reason thereof, IGC agrees that the LLC shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

         5. Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

         6. Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of, and be enforceable by, the LLC, its successors, assigns and successors in interest, including, without limitation, any corporation with which the LLC may be merged or by which it may be acquired. This Agreement is nonassignable except that the LLC's rights, duties and obligations under this Agreement may be assigned to its acquiror in the event the LLC is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity.

         7. Integrated Agreement. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided.

         8. Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

         9. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. Modification. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

         11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail, return receipt requested, or sent by Federal Express or other nationally recognized overnight delivery service addressed as follows:

                  11.1     If to IGC:

                           Intermagnetics General Corporation
                           Attention:  Chief Financial Officer
                           P.O. Box 461
                           Latham, New York  12110-0461

                  11.2     If to the LLC:

                           InterCool Distribution, LLC
                           Attention:  Operating Manager
                           1935-G Delk Industrial Boulevard, S.E.
                           Marietta, Georgia  30067

                  11.3 If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made. If delivered by mail or overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or sent to a party in accordance with this Section 11 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or overnight delivery service, as the case may be.

                  11.4 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                 "IGC"
                                                 INTERMAGNETICS GENERAL
                                                 CORPORATION (on behalf of
                                                 itself and the Subsidiaries)


                                                 By: /s/ Michael C. Zeigler

                                                 Title: Chief Financial Officer



                                                 "LLC"
                                                 INTERCOOL DISTRIBUTION, LLC


                                                 By: /s/ K. Douglas Romine

                                                 Title: Manager

                                    EXHIBIT A
                                    ---------

                             RESTRICTED TERRITORIES



United States (including Puerto Rico)
Canada
All member nations of the European Union
Australia
New Zealand
Singapore
Malaysia
Israel
Philippines

                                  ATTACHMENT A
                                  ------------

                                  SUBSIDIARIES


IGC-APD Cryogenics, Inc.
IGC-Medical Advances, Inc.
IGC-Polycold Systems, Inc.
InterCool Energy Corporation
Intermagnetics General (Europe) Ltd.
Magstream Corporation
Intermagnetics General Corporation Foreign Sales Corporation
IGC-SuperPower, LLC

                                  May 31, 2000





Intermagnetics General Corporation
InterCool Energy Corporation
P.O. Box 461
Latham, NY  12110-0461

                  Re: Sale of Assets Related to InterCool FR12 Product
                      ------------------------------------------------

Gentlemen:

                  This letter agreement (this "Agreement") sets forth the agreement of the signatories hereto with respect to the sale (the "Transaction") by Intermagnetics General Corporation, a New York State Corporation ("IGC"), and InterCool Energy Corporation, a Delaware Corporation ("InterCool"; and together with IGC, the "Sellers"), of certain assets of the Sellers related to the production, distribution and sale of that product known as "FR-12", "Frigc" and/or "R416A", which is a replacement refrigerant for use in air conditioning and refrigeration systems designed to use the refrigerant "R-12" (the "Product"; and the manufacture, distribution and sale of the Product being referred to hereinafter as the "Business") to a Georgia limited liability company (the "LLC") to be formed jointly by CFC Refimax, LLC, a Georgia limited liability company ("CFC"), and Stonehill Trading LTD., Inc., a Florida corporation, ("Stonehill"; and, together with the LLC and CFC, the "Purchasers").

1. The Sellers shall sell, and CFC and Stonehill shall cause the LLC to purchase, subject to the terms and conditions of this Agreement, the following assets (the "Assets") of the Sellers: the Product inventory of the Sellers as of September 30, 2000; all intellectual property rights, intangible assets and know-how of the Sellers related to the Product and the Business, whether or not patentable, including, without limitation, all customer lists, phone numbers, website URL, promotional literature, user manuals and other literature, trade dress, trade names, and trademarks used in the Business (other than the respective corporate names and logos of the Sellers), whether or not registered or registrable (collectively, the "Product IP"). Except as set forth in Section 4 hereof, all Assets shall be delivered at the closing of the Transaction (the "Closing"), free and clear of all liens, claims, charges, security interests, taxes, options or contractual rights of third parties of any nature whatsoever (collectively, "Encumbrances"). Within ten (10) business days after execution of this Agreement, the Sellers shall deliver to the Purchasers a complete list of all of the Assets in reasonable detail which shall include all patents, including, without limitations, all foreign patents and any patent applications, related to the Product; provided, however, the Product Inventory will be determined as provided in Section 8 hereof.

2. The Sellers hereby, jointly and severally, represent and warrant to the Purchasers that (i) except as set forth in Section 4 hereof, all Assets are currently held by the Sellers free and clear of all Encumbrances; (ii) to the knowledge of the Sellers, none of the Product IP infringes the intellectual property rights of third parties and, to the knowledge of Sellers, except as set forth on Exhibit A attached hereto, no third party is infringing the intellectual property rights associated with the Product IP; (iii) there is no suit, action, claim or proceeding with respect to the Assets or the Business pending or, to the knowledge of the Sellers, threatened, and, to the knowledge of the Sellers, there exists no grounds for any such suit, action, claim or proceeding; (iv) to the knowledge of the Sellers, there exists no set of facts or circumstances pertaining to the Sellers or the Product that may prevent the LLC from selling the Product purchased from the Sellers or conducting the Business after consummation of the Transaction in the same manner as conducted by Sellers prior to the Closing; (v) the execution of this Agreement and consummation of the Transaction has been authorized by all necessary corporate action on the part of each of the Sellers; (vi) the execution of this Agreement and consummation of the Transaction does not require the Sellers to obtain the approval or consent of any governmental authority; and (vii) the execution of this Agreement and consummation of the Transaction will not violate the terms of, cause a default under, or necessitate consent or notification under, any agreement or instrument to which either of the Sellers is a party. For purposes of this Agreement, "knowledge" shall mean, with respect to a party, the actual knowledge of such party and such knowledge as would have been obtained by such party after inquiry reasonable under the circumstances.

3. Each of the Purchasers hereby represents and warrants to the Sellers that (i) the execution of this Agreement and consummation of the Transaction has been authorized by all necessary corporate action on the part of each of the Purchasers; (ii) the execution of this Agreement and consummation of the Transaction will not violate the terms of, or necessitate consent or notification under, any agreement or instrument to which any of the Purchasers is a party; and (iii) the execution of the Agreement and the consummation of the Transaction does not require the Purchasers to obtain approval or consent of any governmental authority.

4. Notwithstanding the provisions of Section 1 hereof, the assignment by the Sellers to the LLC of U.S. Patent No. 5,425,890 and U.S. Patent No. 5,622,644 (together, the "Patents"), which Patents are included in the Assets, shall be subject to the disclosed, pre-existing rights, if any, of Praxair, Inc. ("Praxair"), pursuant to that certain Mixed Gas Refrigant License Agreement executed June 4, 1999 by and between Praxair and APD Cryogenics, Inc. (the "License"). After the Closing, Sellers shall continue to be entitled to all rights and payments under the License and shall be responsible for all obligations, claims or liabilities associated with, arising under or due to the License (and the Sellers shall indemnify the Purchasers against all such obligations, claims or liabilities in accordance with the terms of Section 12 hereof). From and after the Closing Date (as defined in Section 5 below) the Purchasers shall be responsible for all costs associated with maintenance of the Patents, including, without limitation, all patent maintenance fees, and the Purchasers hereby covenant to pay such patent maintenance fees, with respect to each Patent, so long as such Patent is subject to the disclosed, pre-existing rights of Praxair under the License as in effect on the date hereof.

5. The Closing shall be at the offices of LLC's counsel in Atlanta, Georgia, and will take place on or about October 4, 2000 (the "Closing Date"), or such other date as may be mutually agreed by the parties. This Agreement may be terminated at any time by mutual written agreement of the parties. Either the Sellers, on the one hand, or the Purchasers, on the other hand, may terminate this Agreement after October 16, 2000 if (i) the Closing has not occurred by such date, (ii) the other party is unwilling or unable to close the Transaction (unless such party's ability to close has been made impossible by an act or failure to act of the other party) in accordance with this Agreement and (iii) the party so terminating has delivered or is willing to deliver all documents and other deliveries as set forth in Section 6, in the case of the Sellers, or Section 7, in the case of the Purchasers.

6. At the Closing, the Sellers shall deliver to the LLC the following: (i) such good and sufficient bills of sale, assignments, deeds and other good and sufficient instruments of sale, conveyance, transfer and assignment as the Purchasers may reasonably deem appropriate in order to effectively vest in the LLC good and marketable title to the Assets free and clear of all Encumbrances (except for the License); (ii) a certificate executed by authorized officers of the Sellers stating that (a) all representations and warranties made by the Sellers in this Agreement are true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date and (b) that the Sellers have performed all covenants, acts and undertakings to be performed by them on or prior to the Closing Date; and (iii) the executed Covenants Not to Compete described in Section 15 hereof. The Purchasers' obligation to proceed with the Closing is expressly conditioned upon delivery of each of the items listed in the foregoing clauses (i), (ii) and (iii).

7. At the Closing, the Purchasers (i) shall cause the LLC to pay by certified check or wire transfer, the Purchase Price described in Section 8 hereof; and (ii) shall deliver a certificate executed by duly authorized officers of the Purchasers stating that (a) all representations and warranties made by the Purchasers in this Agreement are true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date; and (b) that the Purchasers have performed all of the covenants, acts and undertakings to be performed by them on or prior to the Closing Date. The Sellers' obligation to proceed with the Closing is expressly conditioned upon delivery of each of the items listed in the foregoing clauses (i) and (ii).

8. The purchase price for the Assets shall be the sum of amounts determined by multiplying the following three terms: the physical quantity of Product owned by Sellers as of September 30, 2000, multiplied by the standard price per unit as detailed in the document entitled "INTERCOOL ENERGY--INVENTORY NOV FY00" (attached as Exhibit B), multiplied by eighty-five percent (85%) (the "Purchase Price"). Purchasers shall have the right to observe Sellers perform a physical inventory on a date or dates mutually agreeable to the Parties (the "Inventory Date") and the Parties shall, on the Inventory Date, mutually agree upon the resulting inventory quantity. In the event that the Sellers sell any such Product inventory between the Inventory Date and the Closing Date, the Purchase Price shall be adjusted downward accordingly. In the event that the size of Sellers' Product inventory increases between the Inventory Date and the Closing Date, the Purchase Price shall be adjusted upward accordingly.

9. The parties will use their best efforts to mutually agree upon allocation of the Purchase Price among the Assets on or prior to the Closing Date and shall report the sale and purchase of the Assets for all federal, state, local, foreign and other tax purposes in a manner consistent with such mutually agreed upon allocation. If the parties are not able to reach such agreement, then each party shall use such allocation as it reasonably believes to be correct.

10. For a period of five (5) years after the Closing Date (the "Royalty Term"), the LLC shall pay to IGC a royalty of twenty-five cents ($0.25) per pound for all purchases of the Product from the Purchasers made by BOC Gases Australia Limited, its successors and assigns, and for all Product manufactured by, or for, BOC Gases Australia Limited, its successors and assigns, under license from the Purchasers, for Australia, New Zealand, Singapore and Malaysia. Sale of the Product by the Purchasers after the Closing Date shall otherwise be without royalty to the Sellers. Within forty-five days after the end of each fiscal quarter during the Royalty Term, the LLC shall furnish the Sellers with a royalty statement indicating the total pounds of the Product for which royalty is due in respect of such fiscal quarter in accordance with the terms of this Section 10. Upon request of the Sellers, the LLC shall furnish such records to the Sellers as are reasonably necessary to substantiate the amount of royalty due.

11. Promptly after the date hereof, CFC and Stonehill will use all reasonable efforts to establish a sales distribution network and support services for sale of the Product, in order that the LLC may be fully operational to continue the Business from and after the Closing Date.

12. None of the Purchasers shall assume, nor shall any of the Purchasers have any liability with regard to, nor shall the Purchasers incur any costs, expenses, claims or losses (including any attorneys' fees and costs of litigation) (collectively, "Losses") with respect to, any liabilities, known or unknown, in connection with the Assets or the Business which exist as of the Closing Date or which arise after the Closing Date but which are based upon or arise from an act of the Sellers which occurred before the Closing Date or a set of facts or circumstances (which are unrelated to any act or failure to act of the Purchasers prior to the Closing Date) existing on or prior to the Closing Date, regardless of whether such Losses are asserted against, or incurred by, the Sellers or, alternatively, such Losses are asserted directly against, or incurred directly by, the Purchasers. The Sellers shall agree to indemnify and hold the Purchasers harmless from any Losses (i) associated with any such liabilities, including, without limitation, liability for all express warranties offered by the Sellers, warranties implied under applicable law, and products liability, in each case, related to Product manufactured prior to the Closing Date, (ii) incurred as the result of any breach of a representation, warranty or undertaking of the Sellers contained in this Agreement or any certificate delivered pursuant hereto or (iii) based upon any claims relating to or associated with the License. Notwithstanding the foregoing, with respect to claims that either of the Patents infringes the intellectual property rights of a third party, the Sellers' indemnification obligations shall be limited to indemnification for Losses incurred as the result of a breach of a representation or warranty made by the Sellers in this Agreement.

13. Sellers shall not assume, and shall have no liability with regard to any liabilities, known or unknown, of the Purchasers in connection with the Purchasers' production, distribution and sale of the Product after the Closing Date (other than for warranty and products liability for sale after the Closing Date of Product manufactured prior to the Closing Date, as provided under paragraph 12 hereof). The Purchasers shall agree to indemnify and hold Sellers harmless from any Losses (i) associated with any such liabilities including, without limitation, liability for all warranty and other claims related to the Product manufactured after the Closing Date or
    (ii) incurred as the result of any breach of a representation, warranty or undertaking of the Purchasers contained in this Agreement on any certificate delivered pursuant hereto.

14. (a) If any party to this Agreement (an "Indemnitee") receives notice of the assertion of a third party claim, which assertion, if presumed to be true, would obligate another party or parties to this Agreement (the "Indemnifying Parties") to provide indemnification under Sections 12 or 13 of this Agreement, as the case may be, then the Indemnitee shall give notice as soon as practicable to the Indemnifying Parties of such third party claim; provided, however, that any failure to give notice shall not relieve any party of its obligation to indemnify except to the extent that such failure materially prejudices such party's ability to contest any such claim. If the Indemnifying Parties admit their obligation to indemnify the Indemnitee for such claim and give security reasonably satisfactory to the Indemnitee for the full amount of such claim, then, and only in such event, shall the Indemnifying Party have the right to control the defense, compromise and settlement of such claim (which it shall conduct at its own expense). Notwithstanding the foregoing, the Indemnitee shall be entitled, at the expense of the Indemnifying Parties, to control the defense, compromise or settlement of any claim to the extent that it seeks an injunction or other equitable or nonmonetary relief against the Indemnitee. In cases where the Indemnifying Party does not have the right to control the defense of a claim as provided above, the Indemnifying Party shall have the right to participate in the defense of such claim, but the Indemnitee shall have the sole right to make any significant decisions with respect to the conduct of such defense or its settlement or compromise.

    (b) The maximum aggregate liability of the Seller for indemnification under this Agreement after the Closing shall be the lesser of (i) One Million Dollars ($1,000,000.00) and (ii) the actual Purchase Price determined in accordance with Section 8 hereof (the Maximum Aggregate Liability Amount"), and the obligation of the Sellers for indemnification hereunder will terminate when the Maximum Aggregate Liability Amount has been paid; provided, however, there shall be no Maximum Aggregate Liability Amount and the Maximum Aggregate Liability Amount shall not be charged for (i) any breach under the Covenant Not to Compete or (ii) the breach of any representation or warranty made in this Agreement that is made as to the knowledge of the Sellers. Purchasers agree not to seek recourse after the Closing against, and shall not recover from, the Sellers for indemnification under this Agreement on account of any Losses until the aggregate amount thereof exceeds Ten Thousand Dollars $10,000.00 (the "Minimum Aggregate Liability Amount"), at which time claims may be asserted for the Minimum Aggregate Liability Amount and amounts in excess of the Minimum Aggregate Liability Amount; provided, however, that there shall be no Minimum Aggregate Liability Amount, and the Minimum Aggregate Liability Amount shall not be charged for, the breach of any representation or warranty made in this Agreement that is made as to the knowledge of the Sellers.

    (c) The maximum aggregate liability of Purchasers for indemnification under this Agreement after the Closing shall be equal to the Maximum Aggregate Liability Amount, and the obligation of the Purchasers for indemnification hereunder will terminate when the Maximum Aggregate Liability Amount has been paid. Sellers agree not to seek recourse after the Closing against, and shall not recover from, the Purchasers for indemnification under this Agreement on account of any Losses until the aggregate amount thereof exceeds the Minimum Aggregate Liability Amount at which time claims may be asserted for, the Minimum Aggregate Liability Amount and amounts in excess of the Minimum Aggregate Liability Amount.

15. At the Closing, each of the Sellers shall enter into a Covenant Not to Compete in the form attached as Exhibit C, pursuant to which each of the Sellers shall agree, for a period of five (5) years from the Closing Date, not to, either alone or in combination with others, own, manage, operate, control, finance, participate in as an investor, shareholder, consultant, joint venturer or otherwise, or permit their respective names to be used by or in connection with, any business or enterprise competitive with the Business. The Covenant Not to Compete shall provide for an exception to this covenant not to compete in the event that the Sellers obtain through an acquisition transaction a business competitive with the Business, so long as
    (i) the business competitive with the Business represents five percent (5%) or less of the total revenues of such enterprise and (ii) the Sellers shall either (A) terminate conduct of the business of the acquired entity that is substantially similar to the Business as soon as practicable after such acquisition; (B) utilize any Product produced by such acquired business solely for the Sellers' internal use and not for re-sale to third parties; or (C) offer to sell to the LLC that portion of the enterprise competitive with the Business, all in accordance with the terms of the Covenant Not to Compete.

16. Neither of the Sellers shall authorize or permit any officer, director, employee, shareholder or other representative of either of the Sellers to solicit, initiate, encourage (including by way of furnishing information), discuss, negotiate or enter into any agreement with respect to any proposal or offer, or the making of any proposal or offer, by a party other than the Purchasers for the acquisition of a substantial portion of the Assets or a business combination involving the Business (any such offer or proposal being referred to as an "Acquisition Proposal") unless and until this Agreement is terminated. The Sellers shall as soon as reasonably practicable advise the Purchasers of any Acquisition Proposal communicated to the Sellers after the date hereof, or any inquiries or discussions with respect thereto.

17. In the event that the Agreement is not mutually terminated but is terminated by a party under the circumstances set forth in the last sentence of Section 5 hereof, then the other party shall pay, as sole and exclusive liquidated damages, Five Hundred Thousand Dollars ($500,000.00) to the party that so terminated this Agreement. The parties acknowledge and agree that the amount of Five Hundred Thousand Dollars ($500,000.00) represents the sum of the lost opportunity costs incurred by such party if the Transaction is not completed and a reasonable estimate of costs and expenses expected to be incurred by such party.

18. Except as provided in Paragraph 17, each party shall bear its own costs and expenses in connection with the Transaction.

19. Prior to the Closing Date, the Sellers shall operate the Business in the ordinary course and shall use their best efforts to preserve the Assets and the Business intact. The parties acknowledge that the Sellers' performance pursuant to the Master Distribution Agreement by and between Intercool and Stonehill dated May 1, 2000, and the Sellers' refraining from taking any action with respect to the Business or the Assets other than as required by such agreement or as contemplated hereby, shall satisfy the requirement to operate the Business in the ordinary course.

20. The obligation of the Purchasers to proceed with the Transaction is expressly conditioned upon completion of their due diligence review of the Patents and any other patents, including without limitation, foreign patents and patent applications related to the Product, and the License and their reasonable determination made in good faith that the results of such review are satisfactory. Purchasers shall use their best efforts to complete such review by May 26, 2000, and such review shall be completed in any event by

    June 19, 2000. Purchasers shall provide the Sellers with a written statement of any of their objections with regard to the License or Patents as soon as practicable and, in any event, prior to June 19, 2000. As of the date hereof, the only patents and patent applications with respect to the Product and the Business that have been disclosed to Purchasers are the Patents and the patent applications with respect to the Patents listed on Exhibit D attached hereto. Notwithstanding any other provision hereof, in the event that any additional patents or patent applications with respect to the Product or the Business are disclosed, or otherwise become known, to the Purchasers prior to the Closing, the Purchasers shall have thirty (30) days from the date of such disclosure or discovery to complete their due diligence review of any such additional patents or patent applications.

21. Prior to the Closing Date, none of the parties hereto shall make any public statements, including, without limitation, any press releases, with respect to the transactions contemplated hereby without the prior written consent of the other parties hereto, except as may be required by law.

22. Immediately upon the effectiveness of its formation as a limited liability company under Georgia law, the LLC shall become, without the necessity of any further action, a party to this Agreement and bound hereby in all respects as the "LLC" defined hereunder. In the event that the LLC is not formed for any reason, the remaining Purchasers shall be obligated to perform hereunder as if the LLC had been formed.

                  If this Agreement accurately reflects your understanding and agreement as to the foregoing matters, please indicate by signing a counterpart to this Agreement at the places indicated.

                                                Sincerely,

                                                CFC REFIMAX, LLC


                                                By: /s/ K. D. Romine
                                                    ---------------------------
                                                Printed Name:  K.D. Romine
                                                Title: President



                                                STONEHILL TRADING LTD, INC.


                                                By:  /s/ Lewis M. Steinberg
                                                     ---------------------------
                                                Printed Name: Lewis M. Steinberg
                                                Title: President


ACCEPTED AND AGREED TO, this
31st day of May, 2000


INTERMAGNETICS GENERAL CORPORATION


By: /s/ Glenn H. Epstein
    ----------------------------------------
Printed Name:  Glenn H. Epstein
Title: President and Chief Executive Officer


INTERCOOL ENERGY CORPORATION


By: /s/ Glenn H. Epstein
    ---------------------------
Printed Name:  Glenn H. Epstein
Title: President

                                    EXHIBIT A

                    INTELLECTUAL PROPERTY RIGHT INFRINGEMENTS

                                    EXHIBIT B

                     [INTERCOOL ENERGY--INVENTORY NOV FY00]

                                    EXHIBIT C

                          [FORM OF COVENANT TO COMPETE]

                                    EXHIBIT D

                               PATENT APPLICATIONS

Australia

Brazil

Canada

China

European Patent Office

Israel

Japan

New Zealand

United States